GOLD FIELDS GROUP SHARE DEALINGS AND MARKET ABUSE POLICY POLICY TITLE VERSION NUMBER POLICY ISSUED Share Dealings and Market Abuse Policy v12 August 2021 CORPORATE OFFICE POLICY OWNER Executive Vice President: Group General Counsel AUTHORISATION This document will be authorised by Chief Executive Officer (“CEO”) of Gold Fields Limited APPROVAL This document was approved by GFL Audit Committee in August 2021: NAME REVISION DATE GFL Audit Committee August 2023 DISTRIBUTION L IST All staff. ABBREVIATIONS The following table depicts the acronyms that are used in this policy document. ACRONYM NAME JSE Johannesburg Stock Exchange (now the JSE Limited) NYSE New York Stock Exchange SENS Stock Exchange News Service Gold Fields Gold Fields Limited FMA Financial Markets Act 19 of Act 2012 and Regulations Companies Act South African Companies Act 71 of 2008 CEO Chief Executive Officer CFO Chief Financial Officer EXECUTIVE or EXCO A member of the Gold Fields Limited Executive Committee PREAMBLE In terms of the JSE Listings Requirements and the FMA, restrictions on trading in Gold Fields listed securities, financial or tradable instruments includes not only Closed Periods but also prohibits trading during periods when cautionary announcements are or about to be made and when unpublished price sensitive information exists within the Gold Fields Group. PURPOSE The purpose of this policy is to regulate the trading of securities, financial and tradable instruments during closed and cautionary/prohibited periods directly or indirectly, and applicable to, but not limited to, Shareholders, directors, senior employees and Third Parties of the Gold Fields Group. The policy is created in accordance with the JSE Listing Requirements, the NYSE Listing Requirements https://nyse.com/ (and any other regulations related to Gold Fields listings on any other exchange), the provisions of the FMA and the Companies Act. Important: As referenced in Clause 2 below, it is the responsibility of each and every employee, Director, Shareholder and Third Party to ensure compliance to this policy and understand the regulations and relevant laws applicable to share dealings in Gold Fields Shares. 1. DEFINITIONS 1.1. "Cautionary Announcements" means the announcement published (in accordance with the provisions of the JSE Listings Requirements) in the press and SENS which intends to preserve the integrity of Gold Fields Transactions and Share Deals preceding or during negotiations where any pending activity is likely to have a material effect on the Company's securities, financial and tradable instruments; 1.2. "Closed Period" means a period during which all Employees, Directors, Shareholders and Third Parties are prohibited from dealing in Gold Fields Limited shares, whether directly or indirectly beneficial. This period is normally associated with the release of interim and annual financial results. The time frames for the Closed Period are referred to in clause 4.4 below. 1.3. Directors means non-executive and executive directors of Gold Fields Limited from time to time; 1.4. "Senior Employee" means all permanent, contract and temporary employees appointed by the Gold Fields Group at a senior management level and above, details of which are provided by the Group Human Resources from time to time; 1.5. "Insider" means any or all of the Gold Fields Group employees, Directors, Shareholders and Third Parties who have access to Inside Information by virtue of its or his or her employment, office or profession or association with Gold Fields as defined in Section 77 of the FMA; 1.6. "Inside Information" means specific or precise information which has not been made public and which is obtained or learned as an Insider as defined in Section 77 of the FMA. By its nature, should such information be divulged the price of Gold Fields’ shares may be affected (whether positively or negatively); 1.7. "Insider Trading" means the use of unpublished price-sensitive information to secure Personal Gain or to avoid any financial loss while dealing in Gold Fields shares; 1.8. "JSE Listing Requirements" means the listing requirements and regulations applicable to all companies registered and trading on the JSE (https://www.jse.co.za/content.JSEEducationItems/service%issue%2017); 1.9. "Gold Fields" / "Gold Fields Group" means Gold Fields Limited and its subsidiaries, a public company registered in terms of the South African Companies Act 71 of 2008 (the “Companies Act”).. Any reference to Gold Fields shall include a reference to any direct or indirect subsidiary or entity wholly owned by or that wholly owns or that controls, is controlled by or is under common control by Gold Fields Limited; 1.10. “Group Guidance” means guidance provided to the market by Gold Fields relating to the company’s outlook for the financial year. 1.11. "Personal Gain" means any form of benefit that accrues directly and/or indirectly to an Insider or the Insider's family and/or friends due to the use of the Inside Information, which is not due to them within the ordinary scope of such Insider's employment or dealings with Gold Fields; 1.12. "Prohibited Period" means a period during which a cautionary announcement has been made or an announcement releasing inside price sensitive information to the public and or any period during which any matter and/or information exists which constitutes unpublished price sensitive information in relation to Gold Fields Transaction and Share Deals (whether or not the Insider has knowledge of such matter); 1.13. “Policy” means this policy as amended from time to time; 1.14. “Shareholders” means a shareholder of Gold Fields Limited who becomes an Insider having received Inside Information from Gold Fields under a confidentiality agreement (in the case of Transactions or Share Deals) or from an employee, director, officer or Third Party. 1.15. "Third Parties" means any company, business or individual that conducts business with Gold Fields and the respective employees, agents and representatives of such company, business or individual. Third Parties shall include but not be limited to advisors, agents, business partners, contractors, representatives, service providers, suppliers, vendors; and 1.16. "Transactions or Share Deals" includes all sales, purchase, hedging or agreement to sell, purchase or hold any securities relating to Gold Fields (including but not limited to warrants and other derivatives issued in respect of Gold Fields's securities), any grant, acceptance or exercising of company share options or any other security offered under any of Gold Fields's share schemes which are regulated by legislation, regulations and listing requirements. 2. RESPONSIBILITY OF EMPLOYEES 2.1. It is the responsibility of each and every employee, Director, Shareholder and Third Party to ensure compliance to this Policy and understand the Regulations and relevant laws applicable to share dealings. 2.2. This Policy is to be read in conjunction with all Gold Fields applicable policies and procedures, all of which are mutually dependent on one another. In the event of an irreconcilable conflict, the following order of precedence will apply : 2.2.1. the JSE Listing Requirements (including any regulations on any stock exchanges on which we are listed), the FMA and Companies Act and any applicable legislation as amended from time to time; 2.2.2. this Policy document; 2.2.3. Gold Fields's conditions of employment, code of ethics and disciplinary process and related policies and procedures as amended from time to time; 2.2.4. the letter of appointment or contract, as amended from time to time of the employee, and Director. 3. RESPONSIBILITY OF THIRD PARTIES 3.1. It is the responsibility of each and every Third Party to ensure compliance to this Policy. This Policy will be referred to as part of Gold Fields’ standard terms and conditions in the contractual agreements with Third Parties and where the contractual agreement precedes the date of this Policy, Third Parties will be notified of the inclusion of this Policy into the standard terms and conditions; 3.2. This Policy is to be read in conjunction with all applicable policies and procedures, all of which are mutually dependent on one another. In the event of an irreconcilable conflict, the following order of precedence will apply: 3.2.1. The JSE Listing Requirements (including any regulations on any stock exchanges on which we are listed), the FMA and Companies Act and any applicable legislation as amended from time to time; 3.2.2. Gold Fields current policies and procedures related to corporate governance as amended from time to time; 3.2.3. The signed agreement between Gold Fields and the Third Party, and any amendments thereto. 4. SCOPE 4.1. The Policy applies to: 4.1.1. all acts of Insiders relating to Transactions and Share Deals within Gold Fields and with external individuals, companies and/or organisations; 4.1.2. all employees, Third Parties, Shareholders and Directors of the Gold Fields Group; 4.1.3. the spouses, partners, dependants, relatives and friends of the Gold Fields Directors, employees, Third Parties and Shareholders; 4.1.4. any vehicle used to complete a Transaction or Share Deal including but not limited to investment brokers and trusts; 4.1.5. all Gold Field business operations and units. 4.2. Closed and Prohibited Periods 4.2.1. It is the Company Secretary’s responsibility to inform employees and Directors of the Gold Fields Group of a Closed Period or in the case of a Prohibited Period, the CEO/CFO; 4.2.2. It is the Company Secretary and EVP: People and Organizational Effectiveness responsibility to inform those departments and outside specified service providers specifically employed in administering the various Share Schemes on behalf of Gold Fields Limited of any Closed Periods, Prohibited Period or changes to such periods; 4.2.3. It is the responsibility of the respective business units and operations to inform Third Parties of any Closed Periods or Prohibited Periods of the Company; 4.2.4. Information related to proposed or actual Transactions or Share Deals which may affect the share price of Gold Fields, if made public, may give rise to Prohibited Periods during which all employees, directors, Shareholders and Third Parties (if applicable) involved in these Transaction and Share Deals in any way, are not allowed to trade in Gold Fields shares. Once all the Inside Information is announced to the general public only then will the Insiders be allowed to trade in the Gold Fields shares; 4.2.5. Transaction and Share Deals by all employees, Directors and Third Parties, which include private “over-the-counter” transactions (that is, transactions not done via the JSE) are prohibited during Closed and Prohibited Periods; 4.2.6. Prohibited Periods may also be imposed from time to time by the Board and/or the CEO onto a specific group or category of employees or Third Parties or the whole company. Such Insiders will be accordingly informed of such Prohibited Period by the Company Secretary; 4.2.7. During a Closed Period or Prohibited Period, associates including, but are not limited to, the spouses, investment managers or any other persons or vehicles, which an Insider may utilise to trade (whether buying or selling) based on Inside Information (such as a trust managed by a private company or individual) are prohibited from Transaction and Share Deals related to Gold Fields as set out in this Clause 4; 4.2.8. All employees, Directors, or Third Parties in possession of Inside Information are not entitled to trade whatsoever during the Closed or Prohibited Period related to Gold Fields shares; and 4.2.9. No clearance as required by rule 3.66 of the JSE Requirements will be given to any director or officer of a material group subsidiary of the Gold Fields Group, for any Transaction or Share Deal relating to Gold Fields during a Closed or Prohibited Period.; 4.3. During open periods, that is, when Transaction and Share Deals are allowed, Directors, Executives, the Company Secretary and Senior Employees must obtain prior written clearance from: 4.3.1. The Chairperson of the Board, in the case of Directors and the Company Secretary; 4.3.2. The CEO in the case of Executives; 4.3.3. Notwithstanding the above, Directors, Senior Employees and the Company Secretary (or any other person obligated to do so) that have obtained prior clearance to deal are obliged to inform the Company Secretary and Head of Remuneration and Employee Benefits of such clearance and the details of their dealings within 24 hours of the transaction or share deal/s to ensure that the appropriate announcements are released to the JSE where required in order to comply with requirements 3.66 to 3.74 of the JSE Listings Requirements. The information required is the following:  The date of the transaction;  The number of shares sold;  The price the shares were purchased and sold at as well as the gain/profit;  The terms of vesting and date of award in terms of shares attained through Gold Fields internal share schemes;  Whether the proceeds or shares were directly beneficial (for own gain) to the employee or indirectly beneficial (benefit gained via a third party); 4.3.4. The JSE Listings Requirements refers to confidentiality agreements/letters concluded between Gold Fields and the recipients of Inside information making Insiders aware of the associated risk with regard to Insider Transaction and Share Deals. Although this paragraph does not refer to or specifically cover employees who may receive such information, by implication and in the spirit of the JSE Listings Requirements, this section is hereby extended to employees and Directors ; 4.3.5. The required SENS announcement shall be made for trades involving Directors and Senior Employees of Gold Fields (as informed from time to time by the Company Secretary and Head of Remuneration and Employee Benefits) as required by the JSE; 4.3.6. In the event that management is uncertain as to the existence of a Closed or Prohibited Period, the CEO and/or CFO in conjunction with the Executive Vice President: Group General Counsel should be consulted to debate the matter and recommend to the Board their findings with regard to implementation of a Closed or Prohibited Period and who this embargo should be extended to. 4.4. Closed Periods would generally run from: 4.4.1. 23 March until the release of the an update to Group Guidance; 4.4.2. 23 June to the release of interim results being prior to the end of August as determined annually; 4.4.3. 23 September until the release of an update to Group Guidance; 4.4.4. 23 December, to the release of the interim results being prior to the end of February as determined annually. 5. RESPONSIBILITIES 5.1. Policy Amendment & Authorisation 5.1.1. This Policy will be reviewed and, if necessary, amended annually by the Executive Vice President: Group General Counsel and Company Secretary in accordance with:  Environmental changes (economic, labour market trends, governance and legislation);  Internal requirements (employee, business and operational policies and procedures);  All amendments will be authorised by the CEO and CFO once approved by the Audit Committee of Gold Fields Limited and ratified by the Board. 5.2. Policy Adherence 5.2.1. It is the responsibility of every employee, Director, Shareholder, and Third Party to ensure that this Policy is adhered to by all employees, Shareholders, Directors and Third Parties; 5.2.2. All contracts entered into on behalf of Gold Fields emanating from Insider Trading activities may be terminated by Gold Fields without liability to Gold Fields. 6. CONTRAVENTION AND NON-COMPLIANCE 6.1. A contravention of this Policy is deemed serious and will be dealt with in terms of Gold Fields Code of Ethics and disciplinary codes which may include dismissal, criminal prosecution and civil proceedings where applicable; 6.2. Failure to comply with any regulations stipulated by either the JSE Listing Requirements or the NYSE Listing Requirements, shall result in a serious penalty imposed on Gold Fields by the respective exchanges. 7. MARKET ABUSE 7.1. S78 of the FMA (http://www.acts.co.za/financial-markets-act-2012) sets out the key aspects covered relating to market abuse namely: 7.1.1. Section 78(1)(a) of the Act provides that an Insider who knows that he or she has inside information and who deals directly or indirectly or through an agent for his or her own account in the securities listed on a regulated market to which the inside information relates or which are likely to be affected by it, commits an offence; 7.1.2. Section 78(2)(a) of the Act provides that an Insider who knows that he or she has inside information and who deals directly or indirectly or through an agent for any other person in the securities listed on a regulated market to which the inside information relates or which the inside information is likely to be affected by it, commits an offence. 7.1.3. Section 78(3)(a) of the Act provides that any person who deals for an Insider directly or indirectly or through an agent in the securities listed on a regulated market to which the inside information possessed by the Insider relates or which are likely to be affected by it, who knew that such person is an Insider, commits an offence. 7.1.4. Section 78(4)(a) of the Act provides that an Insider who knows that he or she has inside information and who discloses the inside information to another person, commits an offence; and 7.1.5. Section 78(5) of the Act provides that an Insider who knows that he or she has inside information and who encourages or causes another person to deal or discourages or stops another person from dealing in the securities listed on a regulated market to which the inside information relates or which are likely to be affected by it, commits an offence. 7.2. Defences: Section 78(1)(b), S78(2)(b) and S78(4)(b) of the FMA provide “Insiders” with certain defences however Section 78(5) is an indefensible offence. 7.3. As stated in the Gold Fields Code of Ethics, while employees are encouraged to own shares in Gold Fields, any dealings in shares or securities of Gold Fields or in shares or securities of companies in respect of which Gold Fields has an actual or potential material interest must be beyond reproach and in accordance with all applicable laws and Stock Exchange Requirements where Gold Fields is listed. 7.4. It is a criminal offence to deal in or to encourage or discourage anyone else to deal in securities on the basis of material price sensitive information gained as an Insider. In addition, Gold Fields has the right to take appropriate disciplinary action against anyone who unlawfully does this. 7.5. Employees are urged to seek independent legal advice or advice from the Executive Vice President: General Counsel if you are ever uncertain as to the legal obligations with regard to trading in Gold Fields shares. 7.6. All members of EXCO, employees in corporate development and employees that have access to price sensitive information must obtain clearance from the CEO regarding dealings in Gold Fields shares or securities of companies in which Gold Fields has or may have a potential material interest due to any corporate action or relationship that may be deemed to be material. 7.7. No employee, nor their spouse or immediate family members are permitted to purchase shares or securities in any Third Party, specifically current suppliers (or in anticipation of becoming a supplier), competitor, advisors, customers nor business associates of Gold Fields, on a preferential basis unless the prior approval of the Regional Executive Vice President or any member of EXCO is obtained in writing. 8. REPORTING 8.1. Employees are required to raise their concerns and report Insider Trading activities to their Regional EVP, Regional VP: Head of Legal or EVP: Group General Counsel. 8.2. Anyone that does not wish to escalate the report as above, may approach the Executive Vice President: Group General Counsel or the Chief Financial Officer.